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[Vision Sciences logo]
                                                             EXHIBIT 10.1
July 18, 1997

Mr. James A. Tracy
44 Gammons Road
Newton, MA  02168

Dear Jim:

I am pleased to offer you employment with Vision-Sciences ("the Company"), pursuant to the following terms and conditions:

Title: Vice President of Finance, Chief Financial Officer, and Corporate Controller

Salary: $90,000 per annum, payable in accordance with the Company's normal payroll schedules.

Effective
Date:          July 21, 1997

Benefits:      You will be entitled to participate in the Company's standard benefits package, including health insurance and the Company's
               401K plan.

Vacation:      You will be eligible for vacation in accordance with the
               Company's standard vacation policy.

Options: You will receive a grant of stock options for 50,000 shares of the common stock of Vision-Sciences, Inc. at an exercise price equal to the price as of the close of business today with vesting as follows:

- 12,500 shares vesting on July 21, 1998
- 12,500 shares vesting on July 21, 1999
- 12,500 shares vesting on July 21, 2000
- 12,500 shares vesting on July 21, 2001

In the event that Vision-Sciences is merged into or acquired by another entity, all options shall vest immediately. All other provisions of the Vision-Sciences 1990 Stock Option Plan shall apply to this grant.
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Mr. James A. Tracy
July 18, 1997
Page 2

Termination:   Your employment may be terminated by the Company for cause and by either party upon 90 days written notice. In the event the Company terminates other than for cause, it will provide a lump sum severance payment equal to three month's salary upon termination and will maintain all benefits for a period of three months from termination.

Yours truly,

/s/ Katsumi Oneda

Katsumi Oneda
President/CEO/Chairman

Accepted:

/s/ James T. Tracy                           Date: 7/18/97
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James A. Tracy